Exhibit 99

Company Contacts
Richard Thompson	Pamela Rembaum
Chief Financial Officer	Director, Investor Relations
(561) 451-1000	(561) 451-1028

Artesyn Technologies Announces Preliminary First Quarter 2005 Results

Boca Raton, Fla., April 12, 2005 — Artesyn Technologies, Inc. (Nasdaq: ATSN) today announced that it expects to report first quarter 2005 sales of approximately $102 million and diluted earnings per share of approximately $0.05 to $0.06. Included in the preliminary results for the first quarter is a $675,000, net of tax, reduction in S,G&A expenses representing the recovery of expenses under an indemnification from a previous technology license agreement.

As communicated in the fourth quarter 2004 conference call, first quarter sales will reflect a year-over-year increase from the first quarter of 2004; however, the growth was not as strong as originally anticipated. Sales were negatively impacted by customer delays in launching new programs that were initially scheduled for this quarter. Additionally, several of these product introductions are being rescheduled to later quarters in 2005, thereby lowering sales volume expectations for the year.

Based on the first quarter results and recent trends, the Company is revising its forecasts for 2005 and investors should no longer rely on the 2005 guidance regarding revenue growth and earnings per share provided on February 3, 2005. The Company is now anticipating 2005 revenue growth between 8% and 12% and 2005 diluted earnings per share growth between 20% and 35%. More detail about the first quarter performance and a further update for fiscal 2005 will be given when the Company announces final first quarter results.

First Quarter 2005 Conference Call Details

Artesyn will announce first quarter 2005 results on Thursday, April 28, 2005 before the commencement of trading on the Nasdaq stock market. Management will host a conference call at 8:30 am ET with analysts and investors to discuss these results. The call will also be webcast live on the Internet at Artesyn’s web site, www.artesyn.com, under Investor Relations. A replay will be available immediately following the call.

Annual Meeting Notice

Artesyn will hold it’s annual meeting of stockholders on June 2, 2005 at 10:00 am ET, at the Hilton Suites in Boca Raton, Florida. Only stockholders of record at the close of business on April 8, 2005 will be entitled to vote at the meeting and any adjournments thereof. Notice of the 2005 Annual Meeting and Proxy Statement will be mailed to stockholders of record on or about April 25, 2005.

About Artesyn Technologies, Inc.

Artesyn Technologies, Inc., headquartered in Boca Raton, FL., is a world leader in the design, manufacture and sale of power conversion and embedded board solutions for infrastructure applications in server and storage, wireless and telecommunications systems. Our products are used in middle to high-end servers, data storage devices, routers, hubs, high-speed modems, RF amplification systems, base station controllers and transceivers. The Company has a global sales reach with design and manufacturing facilities in Asia, Europe and North America. Artesyn is a public company whose common stock is traded on the Nasdaq stock market under the symbol ATSN. For more information, please visit the Company’s web site at www.artesyn.com.

Cautionary Statement About Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to statements contained in the first and third paragraphs of this release. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties and may differ materially from actual future events or results. Undue reliance should not be placed on such forward-looking statements. Certain risks and uncertainties are identified in Artesyn’s periodic filings with the United States Securities and Exchange Commission, specifically the most recent annual report on Form 10-K, filed on March 16, 2005. Some of these risk factors include, but are not limited to, fluctuations in end-market demand, risks associated with global manufacturing in foreign locations, dependence on a relatively small number of customers, dependence on and volatility of foreign sales, and technological changes which may render our existing products uncompetitive or obsolete. Any forward-looking statement made in this release is made as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date. Artesyn assumes no obligation to update any such forward-looking statements. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change. For a more detailed discussion of such risks and uncertainties, the Company strongly encourages you to review its SEC filings.